Exhibit 10.4

Execution Version

AMENDMENT NO. 6 TO

THIRD AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT AND CONSENT

This AMENDMENT NO. 6 TO THIRD AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT AND CONSENT (this “Amendment”) dated as of January 10, 2020, is entered into among SAExploration, Inc., a Delaware corporation (the “Borrower”), the Guarantors party hereto and the Lenders party hereto.

W I T N E S S E T H:

WHEREAS, reference is made to that certain Third Amended and Restated Credit and Security Agreement dated as of September 26, 2018, entered into among the Borrower, the Guarantors party thereto, the Lenders party thereto and Cantor Fitzgerald Securities, as administrative agent and collateral agent for the Lenders (in such capacities, the “Agent”) (as amended, modified, supplemented and in effect immediately prior to the effectiveness of this Amendment, the “Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Agreement (as amended by this Amendment);

WHEREAS, the Borrower has requested that the Required Lenders (i) consent to (A) the sale of certain assets by Borrower and Alaska Seismic Ventures, LLC (“ASV”) to TGS NOPEC Geophysical Company ASA (“TGS”) pursuant to that certain Asset Purchase Agreement by and among Borrower, ASV and TGS (such Asset Purchase Agreement, in the form attached to the Officer’s Certificate (as defined below) on the date hereof, the “Aklaq-Kuukpik APA”; together with the other agreements, instruments and documents executed in connection therewith, collectively, the “Aklaq-Kuukpik Purchase Documents”; such sale in accordance with the Aklaq-Kuukpik APA and the other Aklaq-Kuukpik Purchase Documents, the “Aklaq-Kuukpik Asset Sale”), (B) the sale of certain assets by Borrower to TGS pursuant to that certain Asset Purchase Agreement by and between Borrower and TGS (such Asset Purchase Agreement, in the form attached to the Officer’s Certificate on the date hereof, the “CRD APA”; together with the other agreements, instruments and documents executed in connection therewith, the “CRD Purchase Documents” and together with the Aklaq-Kuukpik Purchase Documents, the “Purchase Documents”; such sale in accordance with the CRD APA and CRD Purchase Documents, the “CRD Asset Sale”) and (C) the use of up to $355,000 of Alaska Tax Credits to offset the taxes due to the State of Alaska as a result of the sales consummated pursuant to the Purchase Documents and the withdrawal of certain Alaska Tax Credits or applications for certain Alaska Tax Credits in connection with the consummation of the Aklaq-Kuukpik Asset Sale and CRD Asset Sale (such use and withdrawal of Alaska Tax Credits (and/or applications therefor), collectively, the “Permitted Use of Alaska Tax Credits”), (D) the entry into and performance by the Borrower of its obligations under that certain Sellers Side Letter Agreement between Borrower and ASV, which includes agreements to take actions regarding certain Alaska Tax Credits and to credit amounts owed to Borrower by ASV, subject to the terms and conditions therein (such transactions, collectively, the “Sellers Arrangements”), and, and (ii) agree to amend the Agreement to allow for the Aklaq-Kuukpik Asset Sale, the CRD Asset Sale, the Permitted Use of Alaska Tax Credits, and the Sellers Arrangements (collectively, the “Transactions”); and

WHEREAS, the Required Lenders have agreed to consent to the Transactions and so amend the Agreement, in each case, in accordance with the terms and conditions set forth in this Amendment.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the parties hereto hereby agree as follows:

1. Consents

Notwithstanding anything in the Agreement or the other Loan Documents to the contrary, the Loan Parties agree to clauses (a) and (d) of this Section 1 and by delivering its signature hereto and the Required Lenders agree and consent to clauses (a) through (d) below, in each case, as follows:

a) Consent to Transactions. The Required Lenders hereby consent to the consummation of the Transactions provided that (w) the Aklaq-Kuukpik Asset Sale and the CRD Asset Sale are consummated in accordance with the Aklaq-Kuukpik APA, the CRD APA and the other Purchase Documents (as applicable), (x) the Permitted Use of Alaska Tax Credits shall be limited to the withdrawal of outstanding Alaska tax credit applications or certificates covering the Aklaq survey under State of Alaska statute 43.55.023 or 43.55.025 for not more than $30,000,000 in the aggregate, and the use of certain Alaska Tax Credits to satisfy tax liabilities generated from the Aklaq-Kuukpik Asset Sale, CRD Asset Sale and/or Sellers Arrangements in an amount which does not exceed $355,000 in the aggregate, (y) the Borrower receives at least $15,000,000 in the aggregate (“Closing Date Payment”) of consideration from TGS upon the closing of the Aklaq-Kuukpik Asset Sale and CRD Asset Sale on the Closing Date (as defined in the Aklaq-Kuukpik APA) and is eligible to receive up to $5,000,000 of Earn Outs (as defined in the Aklaq-Kuukpik APA) after the Closing Date (as defined in the Aklaq-Kuukpik APA) (collectively “Earnout Payments”) pursuant to the Aklaq-Kuukpik APA (the Closing Date Payment and Earnout Payments, collectively, the “Purchase Agreement Payments”), and such Purchase Agreement Payments are promptly deposited into the Collection Account or another Deposit Account of a Loan Party that is subject to a Control Agreement and not an Excluded Account, and (z) the Borrower shall comply with the procedures for offering to prepay and prepaying all of the Net Proceeds from the Aklaq-Kuukpik Asset Sale and CRD Asset Sale (including without limitation, the Net Proceeds from the Closing Date Payment and Earnout Payments) set forth in Section 2.5(c) of the Agreement provided that (I) the Net Proceeds of the Closing Date Payment shall equal at least $14,500,000, (II) the Net Proceeds from each Earnout Payment shall equal one hundred percent (100%) of such Earnout Payment received by Borrower, (III) whether or not a Default or an Event of Default is continuing at any time, none of such Net Proceeds from the Purchase Agreement Payments may be reinvested by the Loan Parties in accordance with Section 2.5(c) unless there are Net Proceeds from the Purchase Agreement Payments remaining after, first, offers to prepay the Loans in accordance with Section 2.5(c) of the Agreement from the Net Proceeds from each Purchase Agreement Payment have been made and the pro rata share of the applicable Net Proceeds applied to the Loans of the accepting Lenders, second, offers to prepay the Term Loan Obligations have been made in accordance with the Term Documents from the Net Proceeds from each Purchase Agreement Payment and the applicable Net Proceeds applied to the Term Loan Obligations of the accepting Term Lenders in accordance with the Term Documents and third, offers to redeem the Convertible Notes have been made in accordance with the Convertible Notes Documents from the Net Proceeds from each Purchase Agreement Payment and the applicable Net Proceeds applied to the Convertible Notes of the accepting Convertible Notes Noteholders in accordance with the Convertible Notes Documents, and (IV) none of the $250,000 basket referenced in Section 2.5(c) of the Agreement can be used with respect to either the Aklaq-Kuukpik Asset Sale or the CRD Asset Sale which, in the absence of this clause (IV), would have allowed the Borrower not to prepay up to $250,000 of Net Proceeds from either the Aklaq-Kuukpik Asset Sale or the CRD Asset Sale. For the avoidance of doubt, (i) no Indebtedness shall be permitted to be incurred pursuant to clause (p) of the definition of “Permitted Indebtedness” with respect to the Permitted Use of Alaska Tax Credits, and (ii) none of the notice requirements set forth in Section 2.5(e) with respect to the Alaska Tax Credits shall be applicable with respect to the Permitted Use of Alaska Tax Credits. To the extent constituting an encumbrance (and not a lien, mortgage or security interest) on the ROFR Assets (as defined in the Aklaq-Kuukpik APA), the Required Lenders agree that the ROFR (as defined in the Aklaq-Kuukpik APA) shall be permitted under Section 7.2 of the Agreement. Borrower agrees to comply with the procedures for offering to prepay and prepaying all of the Net Proceeds from any sale of the ROFR Assets in accordance with Section 2.5(c) of the Agreement provided that (i) whether or not a Default or an Event of Default is continuing at any time, none of such Net Proceeds from the ROFR Assets- may be reinvested by the Loan Parties in accordance with Section 2.5(c) unless and until all prepayments and/or redemptions have been offered and applied in accordance with, as applicable, this Agreement, the Term Documents and the Convertible Note Documents, (ii) none of the $250,000 basket referenced in Section 2.5(c) of the Agreement can be used with respect to any sale of the ROFR Assets which, in the absence of this clause (ii), would have allowed the Borrower not to prepay up to $250,000 of Net Proceeds from the sale of the ROFR Assets and (iii) nothing in this sentence or any other provision of this Amendment shall be construed to constitute a consent or an agreement to consent to the sale of the ROFR Assets (as defined in the Aklaq-Kuukpik APA).

b) Amendment of Agreement. The Required Lenders hereby agree to the amendments to the Agreement set forth in this Amendment.

c) Amendment of Term Credit Agreement and Convertible Notes. The Required Lenders hereby consent and agree to the amendment to the Term Credit Agreement and the supplement to Convertible Notes Indenture, in each case, executed on the date hereof (and delivered to the Lenders contemporaneously with the execution of this Amendment on the date hereof) (and all amendments set forth therein).

d) New Event of Default. Failure to comply with any provision set forth in this Amendment shall constitute an immediate Event of Default without notice or grace.

2. Partial Release of Liens. The Required Lenders hereby direct the Agent, upon receipt of the Officer’s Certificate without any further investigation or diligence of any kind by the Agent, to (i) execute and deliver to Borrower’s counsel the partial release of liens (“Aklaq-Kuukpik Partial Release of Liens”), a form of which is attached hereto as Exhibit A, to release the Liens granted to or held by the Agent upon any Collateral constituting Released Assets (as defined in the Aklaq-Kuukpik Partial Release of Liens) sold in accordance with the terms of the Aklaq-Kuukpik APA and the other Aklaq-Kuukpik Purchase Documents and (ii) execute and deliver to Borrower’s counsel the partial release of liens (“CRD Partial Release of Liens”; together with the Aklaq-Kuukpik Partial Release of Liens, the “Partial Releases of Liens”), a form of which is attached hereto as Exhibit B, to release the Liens granted to or held by the Agent upon any Collateral constituting Released Assets (as defined in the CRD Partial Release of Liens) sold in accordance with the terms of the CRD APA and the other CRD Purchase Documents. Although not a party hereto, the Agent shall be permitted to rely on this Section 2.

3. Amendment of Purchase Documents. Each of the Loan Parties hereby confirms, ratifies, covenants, and agrees that after the Sixth Amendment Effective Date, the Loan Parties shall not enter into any amendment to any Purchase Documents that would adversely affect (i) the Closing Date Payment or the terms of the Earnout Payment or (ii) the Lenders (for the avoidance of doubt, delaying or reducing either of such payments shall be deemed adverse to Lenders) without the prior written approval of the Required Lenders, in Required Lenders’ sole and absolute discretion.

4. Amendment of Agreement. Effective as of the Sixth Amendment Effective Date, the Required Lenders, the Borrower, and each of the Guarantors hereby agree that the following defined terms are added to Schedule 1.1A to the Agreement in the appropriate alphabetical order:

“Sixth Amendment” means that certain Amendment No. 6 to Third Amended and Restated Credit and Security Agreement and Consent, dated as of January 10, 2020, among the Borrower, the Guarantors party thereto and the Lenders party thereto.

“Sixth Amendment Effective Date” shall mean January 10, 2020, subject to the satisfaction of the conditions to effectiveness set forth in Section 5 of the Sixth Amendment.

5. Conditions Precedent to Effectiveness of this Amendment. The effectiveness of this Amendment, are subject to the fulfillment, to the satisfaction of, or waiver by the Required Lenders of each of the following:

a) the Required Lenders and Agent shall have received this Amendment, duly executed by the Borrower, the Guarantors and the Required Lenders;

b) the Required Lenders shall have received (i) the Aklaq-Kuukpik APA and the CRD APA, each, duly executed and delivered by the parties thereto and (ii) each of the other Purchase Documents, in each case, in form and substance reasonably satisfactory to the Required Lenders, duly executed and delivered by the parties thereto;

c) the Agent and Required Lenders shall have received an officer’s certificate from an Authorized Person of Borrower, in form and substance reasonably satisfactory to the Agent (at the direction of the Required Lenders) and the Required Lenders (the “Officer’s Certificate”), (A) confirming (i) the authority of the Agent to release the Agent’s Liens from the Collateral constituting Released Assets (as defined in the Aklaq-Kuukpik Partial Release of Liens) pursuant to Aklaq-Kuukpik Partial Release of Liens and the Released Assets (as defined in the CRD Partial Release of Liens) pursuant to the CRD Partial Release of Liens , (ii) satisfaction of the conditions to effectiveness set forth in Section 5 of this Amendment, (iii) the consummation of the Aklaq-Kuukpik Asset Sale in accordance with the Aklaq-Kuukpik Purchase Documents and (iv) the consummation of the CRD Asset Sale in accordance with the CRD Purchase Documents, (B) affirming that the conditions precedent (g) and (h) in Section 5 of this Amendment have been satisfied, and (C) attaching (i) a true, complete, correct and final executed copy of the Aklaq-Kuukpik APA and (ii) a true, complete, correct and final executed copy of the CRD APA;

d) the Required Lenders shall have received evidence from the Borrower that the execution, delivery and performance of this Amendment by the Borrower and the Guarantors has been duly authorized by all necessary corporate action, including without limitation the approval of the Board of Directors or the Board of Managers of the Borrower and the Guarantors, as applicable;

e) the Borrower shall have received all consents and amendments under the Term Credit Agreement and the Convertible Notes Indenture necessary to permit the Transactions, each, duly executed and delivered by the parties thereto;

f) the Forbearance Agreement dated as of September 23, 2019, among the Borrower, the Guarantors, and the Forbearing Lenders (as defined therein) (as amended, modified, supplemented and in effect immediately prior to the effectiveness of this Amendment, the “Forbearance Agreement”) shall be in full force and effect, and no Termination Event (as defined therein) shall have occurred thereunder (it being agreed that the Agent and Lenders may assume the Forbearance Agreement is in full force and effect unless it has received written notice to the contrary from the Supermajority Lenders);

g) after giving effect to this Amendment, no Default or Event of Default (other than the Existing Defaults (as defined in the Forbearance Agreement) and the Potential Defaults (as defined in the Forbearance Agreement)) shall have occurred and be continuing on the date of such Sixth Amendment Effective Date, nor shall either result from the execution of the Purchase Documents and/or the consummation of the Transactions;

h) the representations and warranties of Borrower and each other Loan Party or its Subsidiaries contained in the Agreement and in the other Loan Documents shall be true and correct in all material respects (except as affected or impacted by the Ongoing Material Events (as defined below) and except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) (i) on and as of the date of the Sixth Amendment Effective Date, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall continue to be true and correct as of such earlier date) and (ii) after giving effect to the Transactions;

i) [Reserved];

j) the Borrower shall have paid all costs and expenses of the Agent and Lenders (i) incurred by or on behalf of the Agent or Lenders (including reasonable attorneys’ fees and expenses of Brown Rudnick LLP, Paul, Weiss, Rifkind, Wharton & Garrison LLP and Shipman & Goodwin LLP) arising under or in connection with the preparation, execution and delivery of this Amendment, the Amendment to Ship Mortgage (as defined below) and the Partial Releases of Liens, and (ii) invoiced and outstanding on the date hereof; and

k) the Agent shall have received a fully executed copy of an Amendment to the Preferred Ship Mortgage duly executed by SAExploration Seismic Services (US), LLC, a copy of which is attached hereto as Exhibit C (the “Amendment to Ship Mortgage”).

For purposes of determining compliance with the conditions specified in this Amendment each Lender party to this Amendment shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to the Lenders by the Sixth Amendment Effective Date unless the Required Lenders shall have received written notice from such Lender prior to the Sixth Amendment Effective Date specifying its objection thereto. For purposes of this Amendment, “Ongoing Material Events” means (i) all of the Existing Defaults as defined in the Forbearance Agreement, (ii) all of the Potential Defaults as defined in the Forbearance Agreement, (iii) all activities related to completing the pending full restatement of the audited financial statements of the Parent and its subsidiaries in compliance with GAAP and SEC rules and regulations, and (iv) any activities and matters related to the Existing Defaults and Potential Defaults currently being undertaken or overseen by the Special Committee of the Parent’s Board of Directors.

6. Confirmation of Compliance with Section 15.1 of the Agreement. The Borrower and the Lenders party hereto hereby confirm that all of the actions required to be taken by the Lenders and Borrower pursuant to Section 15.1 of the Agreement have been taken in accordance with the provisions of such Section. The Borrower confirms that this Amendment is permitted under the Agreement and is not prohibited by the terms of the Existing Intercreditor Agreement or the New Intercreditor Agreement or the Junior Documents (as defined in the Existing Intercreditor Agreement and the New Intercreditor Agreement).

7. Forbearance. The Borrower and the Guarantors acknowledge the continued existence of the Existing Defaults and Potential Defaults. The Borrower and the Guarantors further acknowledge and agree that the Lenders are not in any way agreeing to waive such Existing Defaults or Potential Defaults as a result of this Amendment or the performance by the parties of their respective obligations hereunder. All of the Secured Parties’ rights and remedies under the Agreement, the Forbearance Agreement and the other Loan Documents are expressly reserved.

8. Representations and Warranties. Each of the Loan Parties hereby represents and warrants that the execution and delivery of this Amendment, the Amendment to Ship Mortgage and the Purchase Documents and, after giving effect to the amendments contained in this Amendment and the Amendment to Ship Mortgage, the performance by each of them of their respective obligations under the Agreement, the Amendment to Ship Mortgage and the Purchase Documents, in each case, are within its powers, have been duly authorized, are not in contravention of applicable law or the terms of its operating agreement or other organizational documents and except as have been previously obtained, do not require the consent or approval of any governmental body, agency or authority, this Amendment, the Amendment to Ship Mortgage and the Agreement (as amended hereby) will constitute the valid and binding obligations of the Loan Parties, as applicable, enforceable in accordance with their terms, except as enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance, ERISA or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (whether enforcement is sought in a proceeding in equity or at law), and Borrower has furnished to Lenders a true, complete and accurate copy of the Purchase Documents.

9. Reference to and Effect on the Agreement. Each of the Loan Parties hereby reaffirms, confirms, ratifies, covenants, and agrees to be bound by each of its covenants, agreements, and obligations under the Agreement (as amended hereby), and each other Loan Document previously executed and delivered by it. Each reference in the Agreement to “this Agreement” or “the Loan Agreement” shall be deemed to refer to the Agreement after giving effect to this Amendment. This Amendment is a Loan Document.

10. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier or electronic mail shall be effective as delivery of a manually executed counterpart of this Amendment.

11. Direction; Indemnity. Each of the Lenders party hereto hereby (i) authorizes and directs the Agent to execute and deliver the Amendment to Ship Mortgage and the Partial Releases of Liens, and any documents requested by the Borrower and the Lenders and to perform its duties hereunder and thereunder on behalf of the Secured Parties, in each case in accordance with the terms and conditions set forth in this Amendment, and (ii) acknowledges and agrees that the foregoing directed action constitutes a direction from the Lenders under Article 17 of the Agreement, including, without limitation, Section 17.1 and Section 17.3 of the Agreement. The Borrower, the Guarantors party hereto and the Lenders party hereto expressly agree and confirm that the Agent’s right to indemnification, as set forth in Section 11.3 and Section 17.5 of the Agreement shall apply with respect to any and all losses, claims, liabilities costs and expenses that the Agent suffers, incurs or is threatened with relating to actions taken or omitted by the Agent (in accordance with the Agreement) in connection with this Amendment, the Amendment to Ship Mortgage, the Partial Releases of Liens and any other documents contemplated hereby. Although not a party hereto, the Agent shall be permitted to rely on this Section 11.

12. Governing Law. This Amendment shall be a contract made under and governed by the laws of the State of New York without giving effect to its principles of conflicts of laws.

13. Guarantors Consent and Acknowledgement. The Guarantors, for value received, hereby consent to the Borrower’s execution and delivery of this Amendment and the Amendment to Ship Mortgage, the Agent’s execution of the Partial Releases of Liens and the performance by the Borrower of its agreements and obligations hereunder. This Amendment, the Amendment to Ship Mortgage, the Partial Releases of Liens and the performance or consummation of any transaction that may be contemplated under this Amendment, shall not limit, restrict, extinguish or otherwise impair the Guarantors’ liabilities and obligations to Agent and/or Lenders under the Loan Documents (including without limitation the Guaranteed Obligations). Each of the Guarantors acknowledges and agrees that (i) the Guaranty to which such Guarantor is a party remains in full force and effect and is fully enforceable against such Guarantor in accordance with its terms and (ii) it has no offsets, claims or defenses to or in connection with the Guaranteed Obligations, all of such offsets, claims and/or defenses are hereby waived.

14. Reaffirmation. In each case, except as modified by this Amendment and the Partial Releases of Liens, each of the Loan Parties hereby (i) acknowledges and agrees that all of its pledges, grants of security interests and Liens and other obligations under the Agreement and the other Loan Documents to which it is a party are reaffirmed and remain in full force and effect on a continuous basis, (ii) reaffirms (x) each Lien granted by it to the Agent for the benefit of the Secured Parties, and (y) the guarantees (including the Guaranty) made by it pursuant to the Agreement, and (iii) acknowledges and agrees that the grants of security interests and Liens by and the guarantees of the Guarantors contained in the Agreement and the other Loan Documents are, and shall remain, in full force and effect on and after the Sixth Amendment Effective Date. Except as specifically modified herein, the Loan Documents and the Obligations are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms.

15. Release. The Borrower and the Loan Parties (collectively, the “Releasing Parties”) hereby release, acquit and forever discharge the Agent, the Lenders and their respective Lender-Related Parties (collectively, the “Released Parties”) from and against any and all manner of actions, causes of action, suits, debts, controversies, damages, judgments, executions, claims (including, without limitation, crossclaims, counterclaims and rights of set-off and recoupment) and demands whatsoever, whether known or unknown, whether asserted or unasserted, in contract, tort, law or equity which any Releasing Party may have against any of the Released Parties by reason of any action, failure to act, matter or thing whatsoever arising from or based on facts occurring on or prior to the date hereof that relate to the Agreement, the other Loan Documents, this Amendment, the Purchase Documents or the transactions contemplated thereby or hereby (except to the extent arising from the willful misconduct or gross negligence of any Released Parties), including but not limited to any such claim or defense to the extent that it relates to (a) any covenants, agreements, duties or obligations set forth in the Loan Documents, (b) any actions or omissions of any of the Released Parties in connection with the initiation or continuing exercise of any right or remedy contained in the Loan Documents or at law or in equity with respect to the Loan Documents or (c) the Transactions.

16. Expenses. The Loan Parties hereby acknowledge and agree that their obligations to pay the Expenses pursuant to Section 19.9 of the Agreement include, without limitation, all reasonable and documented out-of-pocket fees and disbursements of each of (a) Brown Rudnick LLP in its capacity as counsel to certain of the Lenders, and (b) Paul, Weiss, Rifkind, Wharton & Garrison LLP in its capacity as counsel to certain of the Lenders, in each case in connection with or as a result of or related to the execution and delivery, enforcement, performance, or administration (including any restructuring, forbearance or workout with respect thereto) of the Agreement, this Amendment, any of the other Loan Documents and the transactions related to the Loan Documents or the monitoring of compliance by Borrower and each Loan Party and each of its Subsidiaries with the terms of the Loan Documents.

17. Agent Makes No Representation. The Agent makes no representation as to the validity, enforceability or sufficiency of this Amendment or the statements made in the recitals, all of which are statements of the Company and/or the Lenders, respectively.

18. Third Party Beneficiary. The Agent is an express third party beneficiary of this Amendment.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered under seal as of the date first above written.

BORROWER:

SAEXPLORATION, INC.

By:	/s/ Michael J. Faust

Name: Michael J. Faust
Title: Chief Executive Officer and President

GUARANTORS:

SAEXPLORATION HOLDINGS, INC.

By:	/s/ Michael J. Faust

Name: Michael J. Faust
Title: Chief Executive Officer and President

SAEXPLORATION SUB, INC.

By:	/s/ Michael J. Faust

Name: Michael J. Faust
Title: Chief Executive Officer and President

NES, LLC

By:	/s/ Michael J. Faust

Name: Michael J. Faust
Title: Chief Executive Officer and President

SAEXPLORATION SEISMIC SERVICES (US), LLC

By:	/s/ Michael J. Faust

Name: Michael J. Faust
Title: Chief Executive Officer and President

[Signature Page to Amendment No. 6 to Third Amended and Restated Credit and Security Agreement and Consent]

LENDERS:

WHITEBOX ASYMMETRIC PARTNERS, L.P.

By:	/s/ Mark Strefling

Name: Mark Strefling
Title: Partner & CEO

WHITEBOX MULTI-STRATEGY PARTNERS, L.P.

By:	/s/ Mark Strefling

Name: Mark Strefling
Title: Partner & CEO

WHITEBOX CREDIT PARTNERS, L.P.

By:	/s/ Mark Strefling

Name: Mark Strefling
Title: Partner & CEO

[Signature Page to Amendment No. 6 to Third Amended and Restated Credit and Security Agreement and Consent]

HIGHBRIDGE MSF INTERNATIONAL LTD.

By: Highbridge Capital Management, LLC as Trading Manager and not in its individual capacity

By:	/s/ Jonathan Segal

Name: Jonathan Segal
Title: Managing Director

HIGHBRIDGE TACTICAL CREDIT MASTER FUND, L.P.

By: Highbridge Capital Management, LLC as Trading Manager and not in its individual capacity

By:	/s/ Jonathan Segal

Name: Jonathan Segal
Title: Managing Director

[Signature Page to Amendment No. 6 to Third Amended and Restated Credit and Security Agreement and Consent]

BLUE MOUNTAIN CREDIT ALTERNATIVES MASTER FUND L.P.

By:	/s/ David O’Mara

Name: David O’Mara
Title: Deputy General Counsel

BLUEMOUNTAIN MONTENVERS MASTER FUND SCA SICAV-SIF

By:	/s/ David O’Mara

Name: David O’Mara
Title: Deputy General Counsel

BLUEMOUNTAIN SUMMIT TRADING L.P.

By:	/s/ David O’Mara

Name: David O’Mara
Title: Deputy General Counsel

BLUEMOUNTAIN KICKING HORSE FUND L.P.

By:	/s/ David O’Mara

Name: David O’Mara
Title: Deputy General Counsel

[Signature Page to Amendment No. 6 to Third Amended and Restated Credit and Security Agreement and Consent]

AMZAK CAPITAL MANAGEMENT LLC

By:	/s/ Samuel Barker

Name: Samuel Barker
Title: Senior Investment Analyst

[Signature Page to Amendment No. 6 to Third Amended and Restated Credit and Security Agreement and Consent]

DUPONT PENSION TRUST

By:	/s/ Kris Kowal
Name: Kris Kowal
Title: Managing Director

[Signature Page to Amendment No. 6 to Third Amended and Restated Credit and Security Agreement and Consent]

/s/ Jeff Hastings
Jeff Hastings

[Signature Page to Amendment No. 6 to Third Amended and Restated Credit and Security Agreement and Consent]

/s/ John Pecora
John Pecora

[Signature Page to Amendment No. 6 to Third Amended and Restated Credit and Security Agreement and Consent]